UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 29, 2005, Myriad Genetics, Inc. (“Myriad”) entered into a Lease Agreement and letter of understanding with Boyer Research Park Associates VIII, by its general partner, The Boyer Company, L.C. (“Boyer”). Under the terms of the lease, Myriad will lease from Boyer a building of approximately 70,000 square feet located in Salt Lake City, Utah for a period of 15 years. Initial basic annual rent is $1,270,180 to be paid in 12 equal monthly installments, subject to an increase at the beginning of the fourth year and every third year thereafter not to exceed 3% compounded annually. In addition, an estimated $307,800 will be payable yearly in 12 installments to cover taxes, improvements and maintenance related costs. A copy of the executed lease and letter of understanding are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

ITEM 9.01 Financial Statements and Exhibits.

(c)    The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Lease Agreement, effective as of May 31, 2005, between Myriad Genetics, Inc. and Boyer Research Park Associates VIII, by its general partner, The Boyer Company, L.C.

99.2	Letter of Understanding regarding Lease Agreement: Research Park – Phase IV.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: July 5, 2005	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Lease Agreement, effective as of May 31, 2005, between Myriad Genetics, Inc. and Boyer Research Park Associates VIII, by its general partner, The Boyer Company, L.C.

99.2	Letter of Understanding regarding Lease Agreement: Research Park – Phase IV.

Page 4 of 4 pages